Free Writing Prospectus	Filed Pursuant to Rule 433
(To the Prospectus dated April 4, 2011, as supplemented by	Registration Statement No. 333-173299
the prospectus supplement dated April 19, 2011)	August 3, 2011

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ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates

BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) | Non-callable for one year, then callable at par, or 100%, on interest payment dates thereafter.

Notice: The auction has been extended until 8/3/2011 1:37:23 PM EDT.

Auction Information

Auction Start:	7/27/2011 5:30 PM EDT
Auction End:	8/3/2011 1:37 PM EDT
Last Update:	**8/3/2011 2:19:25 PM EDT**
Auction Status:	**Over**

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.000%
Maturity Date:	8/1/2016

More...

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.580

Final Market-Clearing Yield*: 5.096%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 14098	35	100.018	8/2/2011 1:02:30 PM	35 units	$ 34,853.00
Bidder 25080	30	100.010	7/30/2011 5:53:08 PM	30 units	$ 29,874.00
Bidder 15637	5	100.003	8/3/2011 11:27:28 AM	5 units	$ 4,979.00
Bidder 23462	20	100.001	7/30/2011 12:50:30 AM	20 units	$ 19,916.00
Bidder 27821	1	100.000	8/3/2011 3:30:07 AM	1 unit	$ 995.80
Bidder 22528	20	100.000	8/3/2011 12:26:35 PM	20 units	$ 19,916.00
Bidder 14269	25	99.999	8/1/2011 11:00:31 AM	25 units	$ 24,895.00
Bidder 25390	2	99.999	8/2/2011 6:22:18 PM	2 units	$ 1,991.60
Bidder 27540	40	99.999	8/3/2011 10:32:12 AM	40 units	$ 39,832.00
Bidder 28171	25	99.999	8/3/2011 12:32:21 PM	25 units	$ 24,895.00
Bidder 19073	10	99.855	8/3/2011 1:21:03 PM	10 units	$ 9,958.00
Bidder 28172	75	99.750	8/3/2011 1:35:13 PM	75 units	$ 74,685.00
Bidder 23436	250	99.630	8/3/2011 1:35:23 PM	250 units	$ 248,950.00
Bidder 23436	250	99.610	8/3/2011 1:35:23 PM	250 units	$ 248,950.00
Bidder 24406	1	99.589	8/3/2011 1:35:50 PM	1 unit	$ 995.80
Bidder 24788	50	99.585	8/3/2011 1:36:12 PM	50 units	$ 49,790.00
Bidder 23436	250	99.580	8/3/2011 1:35:23 PM	161 units	$ 160,323.80
Bidder 23436	250	99.560	8/3/2011 1:35:23 PM	Rejected: Price	
Bidder 27514	500	99.550	8/3/2011 8:09:51 AM	Rejected: Price	
Bidder 23436	250	99.550	8/3/2011 1:35:23 PM	Rejected: Price	
Bidder 27821	1	99.500	8/3/2011 3:30:07 AM	Rejected: Price	
Bidder 25296	10	99.455	7/29/2011 1:25:16 PM	Rejected: Price	
Bidder 18907	3	99.410	8/3/2011 1:34:21 PM	Rejected: Price	
Bidder 22580	1	99.403	8/3/2011 1:33:56 PM	Rejected: Price	
Bidder 22580	1	99.302	8/3/2011 1:32:04 PM	Rejected: Price	
Bidder 2715	1	99.131	8/1/2011 11:34:25 PM	Rejected: Price	
Bidder 22580	1	99.003	8/3/2011 1:31:23 PM	Rejected: Price	
Bidder 19253	50	99.000	8/1/2011 9:08:57 AM	Rejected: Price	
Bidder 16791	50	98.916	7/29/2011 12:29:08 PM	Rejected: Price	
Bidder 24302	5	98.895	7/29/2011 5:50:55 PM	Rejected: Price	
Bidder 19072	10	98.885	8/3/2011 1:24:29 PM	Rejected: Price	
Bidder 22542	5	98.810	8/2/2011 11:29:59 PM	Rejected: Price	
Bidder 24773	10	98.702	8/2/2011 2:09:43 AM	Rejected: Price	
Bidder 24530	5	98.400	8/1/2011 3:15:20 PM	Rejected: Price	
Bidder 27514	250	97.875	8/3/2011 1:11:20 PM	Rejected: Price	
Bidder 16791	50	97.846	7/29/2011 12:29:08 PM	Rejected: Price	
Bidder 13193	50	97.846	7/29/2011 1:51:43 PM	Rejected: Price	
Bidder 23102	5	97.846	8/1/2011 1:22:39 PM	Rejected: Price	
Bidder 23003	10	97.846	8/1/2011 3:49:11 PM	Rejected: Price	
Bidder 18526	5	97.846	8/3/2011 10:09:17 AM	Rejected: Price	
Bidder 22964	5	97.846	8/3/2011 12:45:31 PM	Rejected: Price	
Bidder 21807	10	97.500	8/1/2011 5:25:30 PM	Rejected: Price

Bidder 28171 25 99.999 8/3/2011 12:32:21 PM 25 units $ 24,895.00

Bidder 19073 10 99.855 8/3/2011 1:21:03 PM 10 units $ 9,958.00

Bidder 28172 75 99.750 8/3/2011 1:35:13 PM 75 units $ 74,685.00

Bidder 23436 250 99.630 8/3/2011 1:35:23 PM 250 units $ 248,950.00

Bidder 23436 250 99.610 8/3/2011 1:35:23 PM 250 units $ 248,950.00

Bidder 24406 1 99.589 8/3/2011 1:35:50 PM 1 unit $ 995.80

Bidder 24788 50 99.585 8/3/2011 1:36:12 PM 50 units $ 49,790.00

Bidder 23436 250 99.580 8/3/2011 1:35:23 PM 161 units $ 160,323.80

Bidder 23436 250 99.560 8/3/2011 1:35:23 PM Rejected: Price

Bidder 27514 500 99.550 8/3/2011 8:09:51 AM Rejected: Price

Bidder 23436 250 99.550 8/3/2011 1:35:23 PM Rejected: Price

Bidder 27821 1 99.500 8/3/2011 3:30:07 AM Rejected: Price

Bidder 25296 10 99.455 7/29/2011 1:25:16 PM Rejected: Price

Bidder 18907 3 99.410 8/3/2011 1:34:21 PM Rejected: Price

Bidder 22580 1 99.403 8/3/2011 1:33:56 PM Rejected: Price

Bidder 22580 1 99.302 8/3/2011 1:32:04 PM Rejected: Price

Bidder 2715 1 99.131 8/1/2011 11:34:25 PM Rejected: Price

Bidder 22580 1 99.003 8/3/2011 1:31:23 PM Rejected: Price

Bidder 19253 50 99.000 8/1/2011 9:08:57 AM Rejected: Price

Bidder 16791 50 98.916 7/29/2011 12:29:08 PM Rejected: Price

Bidder 24302 5 98.895 7/29/2011 5:50:55 PM Rejected: Price

Bidder 19072 10 98.885 8/3/2011 1:24:29 PM Rejected: Price

Bidder 22542 5 98.810 8/2/2011 11:29:59 PM Rejected: Price

Bidder 24773 10 98.702 8/2/2011 2:09:43 AM Rejected: Price

Bidder 24530 5 98.400 8/1/2011 3:15:20 PM Rejected: Price

Bidder 27514 250 97.875 8/3/2011 1:11:20 PM Rejected: Price

Bidder 16791 50 97.846 7/29/2011 12:29:08 PM Rejected: Price

Bidder 13193 50 97.846 7/29/2011 1:51:43 PM Rejected: Price

Bidder 23102 5 97.846 8/1/2011 1:22:39 PM Rejected: Price

Bidder 23003 10 97.846 8/1/2011 3:49:11 PM Rejected: Price

Bidder 18526 5 97.846 8/3/2011 10:09:17 AM Rejected: Price

Bidder 22964 5 97.846 8/3/2011 12:45:31 PM Rejected: Price

Bidder 21807 10 97.500 8/1/2011 5:25:30 PM Rejected: Price

Bidder 28020 3 97.422 7/29/2011 11:29:30 AM Rejected: Price

Bidder 19610 10 97.250 8/3/2011 11:09:50 AM Rejected: Price

Bidder 27514 100 97.250 8/3/2011 12:32:05 PM Rejected: Price

Bidder 28051 2 97.130 8/3/2011 12:08:53 PM Rejected: Price

Bidder 21608 2 97.099 7/29/2011 1:27:32 PM Rejected: Price

Bidder 16805 25 97.000 7/29/2011 2:36:33 PM Rejected: Price

Bidder 24416 5 97.000 8/1/2011 12:16:39 AM Rejected: Price

Bidder 28051 1 97.000 7/27/2011 11:53:44 PM Rejected: Price

« Prev. Page 1 of 2 Next »

Auction Totals: 1,000 units $ 995,800.00

Direct Orders

Bidder Units Yield Timestamp Awarded Amount Due

Bidder 18373 25 5.00% 7/27/2011 5:32:09 PM 25 units $ 25,000.00

Bidder 15643 100 5.00% 7/28/2011 1:15:21 PM 100 units $ 100,000.00

Bidder 24302 70 5.00% 7/28/2011 10:10:42 PM 70 units $ 70,000.00

Bidder 14942 10 5.00% 7/29/2011 9:47:24 AM 10 units $ 10,000.00

Bidder 17836 30 5.00% 7/29/2011 10:44:08 AM 30 units $ 30,000.00

Bidder 13193 100 5.00% 7/29/2011 1:50:15 PM 100 units $ 100,000.00

Bidder 25080 50 5.00% 7/29/2011 2:52:51 PM 50 units $ 50,000.00

Bidder 18493 2 5.00% 7/29/2011 5:02:18 PM 2 units $ 2,000.00

Bidder 22942 1 5.00% 7/29/2011 6:56:00 PM 1 unit $ 1,000.00

Bidder 24561 1 5.00% 7/29/2011 9:47:14 PM 1 unit $ 1,000.00

Bidder 21466 50 5.00% 7/30/2011 11:55:33 AM 50 units $ 50,000.00

Bidder 27568 10 5.00% 7/31/2011 4:50:55 PM 10 units $ 10,000.00

Bidder 24651 15 5.00% 8/1/2011 11:10:40 AM 15 units $ 15,000.00

Bidder 23102 10 5.00% 8/1/2011 1:21:04 PM 10 units $ 10,000.00

Bidder 21770 3 5.00% 8/1/2011 1:33:42 PM 3 units $ 3,000.00

Bidder 4317 10 5.00% 8/1/2011 4:42:56 PM 10 units $ 10,000.00

Bidder 26967 3 5.00% 8/1/2011 5:47:02 PM 3 units $ 3,000.00

Bidder 19261 30 5.00% 8/2/2011 12:51:31 PM 30 units $ 30,000.00

Bidder 28058 4 5.00% 8/2/2011 12:53:14 PM 4 units $ 4,000.00

Bidder 28057 1 5.00% 8/2/2011 12:55:38 PM 1 unit $ 1,000.00

Bidder 18849 10 5.00% 8/2/2011 1:27:31 PM 10 units $ 10,000.00

Bidder 1436 20 5.00% 8/2/2011 5:10:25 PM 20 units $ 20,000.00

Bidder 18513 5 5.00% 8/2/2011 6:02:21 PM 5 units $ 5,000.00

Bidder 25390 3 5.00% 8/2/2011 6:22:18 PM 3 units $ 3,000.00

Bidder 23400 100 5.00% 8/2/2011 9:42:06 PM 100 units $ 100,000.00

Bidder 20935 6 5.00% 8/2/2011 11:01:43 PM 6 units $ 6,000.00

Auction Totals: 669 units $ 669,000.00

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions

ZIONS DIRECT AUCTIONS

SIGN IN | REGISTER | CONTACT US

Home » Auction #3540

Auctions
View current auctions
Results Archive
View the results of completed auctions
FDIC-Insured CDs
Municipal Bonds
Corporate Bonds
US Agencies
Stock
Warrants
Issuers
University
Learn more about our auctions
Demos
Learn how to participate!
Think

WEEKLY UPDATE
Sign up to receive a free weekly email containing economic commentary, new-issue alerts, investing news, and much more.
First Name
Last Name
Email
Sign Up!

Results

ZIONS BANCORPORATION

Zions Bancorporation Senior Note / 5 Year Corporates
BBB- (Fitch); BBB (low) (DBRS); and BBB- (S&P) | Non-callable for one year, then callable at par, or 100%, on interest payment dates thereafter.

Notice: The auction has been extended until 8/3/2011 1:37:23 PM EDT.

Auction Information

Auction Start:	7/27/2011 5:30 PM EDT
Auction End:	8/3/2011 1:37 PM EDT
Last Update:	**8/3/2011 2:27:14 PM EDT**
Auction Status:	**Over**

Issue Information

Security Type:	Corporate Bonds
Issue Type:	Primary
Coupon:	5.000%
Maturity Date:	8/1/2016

More...

Bidding Information

Buy Today! Information

Bids

Final Market-Clearing Price: 99.580
Final Market-Clearing Yield*: 5.096%

Bidder	Units	Price	Timestamp	Awarded	Amount Due
Bidder 24766	30	97.000	7/29/2011 12:23:25 PM	Rejected: Price	
Bidder 22447	25	97.000	8/2/2011 7:15:09 PM	Rejected: Price	
Bidder 24766	20	97.000	8/3/2011 10:34:55 AM	Rejected: Price	

« Prev. Page 2 of 2 Next »

Auction Totals: 1,000 units $ 995,800.00

Direct Orders

Bidder	Units	Yield	Timestamp	Awarded	Amount Due
Bidder 18373	25	5.00%	7/27/2011 5:32:09 PM	25 units	$ 25,000.00
Bidder 15643	100	5.00%	7/28/2011 1:15:21 PM	100 units	$ 100,000.00
Bidder 24302	70	5.00%	7/28/2011 10:10:42 PM	70 units	$ 70,000.00
Bidder 14942	10	5.00%	7/29/2011 9:47:24 AM	10 units	$ 10,000.00
Bidder 17836	30	5.00%	7/29/2011 10:44:08 AM	30 units	$ 30,000.00
Bidder 13193	100	5.00%	7/29/2011 1:50:15 PM	100 units	$ 100,000.00
Bidder 25080	50	5.00%	7/29/2011 2:52:51 PM	50 units	$ 50,000.00
Bidder 18493	2	5.00%	7/29/2011 5:02:18 PM	2 units	$ 2,000.00
Bidder 22942	1	5.00%	7/29/2011 6:56:00 PM	1 unit	$ 1,000.00
Bidder 24561	1	5.00%	7/29/2011 9:47:14 PM	1 unit	$ 1,000.00
Bidder 21466	50	5.00%	7/30/2011 11:55:33 AM	50 units	$ 50,000.00
Bidder 27568	10	5.00%	7/31/2011 4:50:55 PM	10 units	$ 10,000.00
Bidder 24651	15	5.00%	8/1/2011 11:10:40 AM	15 units	$ 15,000.00
Bidder 23102	10	5.00%	8/1/2011 1:21:04 PM	10 units	$ 10,000.00
Bidder 21770	3	5.00%	8/1/2011 1:33:42 PM	3 units	$ 3,000.00
Bidder 4317	10	5.00%	8/1/2011 4:42:56 PM	10 units	$ 10,000.00
Bidder 26967	3	5.00%	8/1/2011 5:47:02 PM	3 units	$ 3,000.00
Bidder 19261	30	5.00%	8/2/2011 12:51:31 PM	30 units	$ 30,000.00
Bidder 28058	4	5.00%	8/2/2011 12:53:14 PM	4 units	$ 4,000.00
Bidder 28057	1	5.00%	8/2/2011 12:55:38 PM	1 unit	$ 1,000.00
Bidder 18849	10	5.00%	8/2/2011 1:27:31 PM	10 units	$ 10,000.00
Bidder 1436	20	5.00%	8/2/2011 5:10:25 PM	20 units	$ 20,000.00
Bidder 18513	5	5.00%	8/2/2011 6:02:21 PM	5 units	$ 5,000.00
Bidder 25390	3	5.00%	8/2/2011 6:22:18 PM	3 units	$ 3,000.00
Bidder 23400	100	5.00%	8/2/2011 9:42:06 PM	100 units	$ 100,000.00
Bidder 20935	6	5.00%	8/2/2011 11:01:43 PM	6 units	$ 6,000.00
			Auction Totals:	**669 units**	**$ 669,000.00**

Please direct questions regarding the website or bidding procedures to the Auction Administrator.

You may also call our Investment Center at 800-524-8875 from 8am to Midnight Eastern Time.

*The current Market-Clearing Yield/Final Auction Yield is calculated as Yield to Worst (YTW) which is the lowest yield of yield to maturity, yield to call, yield to put, or other yields when a bond is callable, puttable, exchangeable, or has other features. If a bond is called, put or exchanged before maturity, the bondholder only earns interest on the time that has elapsed between purchasing the bond and its early redemption. The resulting yield is less than what would have been earned had the bond been held until maturity.

Investment Products: Not FDIC Insured • No Bank Guarantee • May Lose Value

Bank Deposits and Certificates of Deposit (CDs) are FDIC Insured up to Applicable Limits

Securities products and services offered by Zions Direct, Member FINRA/SIPC, a non-bank subsidiary of Zions Bank.

Affiliates of Zions Bank or other issuers may purchase CDs or securities through the auction process. The market clearing yield may be lower due to the participation of an affiliate in the auction which may benefit the affiliated issuer.

Other Products | Contact Us | About Us | Site Map | Privacy Policy | Terms and Conditions